                                                                   Exhibit 10.39

         INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996

                          Dated as of March 13, 2000

                                by and between


                       BELL ATLANTIC - PENNSYLVANIA, INC

                                      and

                           BROADVIEW NETWORKS, INC.

         INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE

                        TELECOMMUNICATIONS ACT OF 1996


    This Interconnection Agreement (this "Agreement"), under Sections 251 and 252 of the Telecommunications Act of 1996 (the "Act"), is effective as of the 13th day of March 2000 (the "Effective Date"), by and between Bell Atlantic Pennsylvania, Inc. ("BA"), a Pennsylvania corporation with offices at 1717 Arch Street, Philadelphia, Pennsylvania 19103, and Broadview Networks, Inc. ("Broadview") a Delaware corporation with offices at 45-18 Court Square, Suite 300 Long Island City, New York 11101 (each individually, a "Party" and, collectively, the "Parties").

    WHEREAS, Broadview has requested, pursuant to Section 252(i) of the Act, that BA make available to Broadview Interconnection, services and unbundled Network Elements upon the same terms and conditions as provided in the Interconnection Agreement (and any amendments thereto that have been approved under applicable law) between MCImetro Access Transmission Services, Inc. and BA, dated as of September 3, 1997 for the Commonwealth of Pennsylvania, approved by the Commission under Section 252 of the Act, copies of which agreement and any subsequent amendments thereto that have been approved under applicable law being attached hereto as Appendix 1 (the "Separate Agreement"); and

    WHEREAS, BA has undertaken to make such terms and conditions available to Broadview hereby only because of, and to the extent required by, Section 252(i)of the Act.

    NOW, THEREFORE, in consideration of the mutual provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Broadview and BA hereby agree as follows:

    1.0   Incorporation of Separate Agreement and Appendix 2 by Reference

    1.1 Except as expressly stated herein, the terms and conditions of the Separate Agreement, as it is in effect on the date hereof after giving effect to operation of law, and of Appendix 2 attached hereto, are incorporated by reference in their entirety herein and form an integral part of this Agreement.

    1.2 References in the Separate Agreement to MCImetro Access Transmission Services, Inc., or to MCIm or to MCI shall for purposes of this Agreement be deemed to refer to Broadview.

    1.3 References in the Separate Agreement to the "Effective Date", the date of effectiveness thereof and like provisions shall for purposes of this Agreement be deemed to refer to the date first written above. Unless terminated earlier in accordance with the terms of the Separate Agreement, this Agreement shall continue in effect until the later of the date (a)of the expiration of the initial term of the Separate Agreement (which, for the avoidance of any doubt, is August 31, 2000) or (b) the Separate Agreement is otherwise terminated or expires.

     1.4 All references in the Separate Agreement to "800/888" shall be deleted in their entirety and replaced with the following: "800/888/877".

     1.5 All usage data to be provided pursuant to Sections 3.1.3.8 and 3.1.3.9 of Attachment VIII of the Separate Agreement shall be sent to the following address on behalf of Broadview:

          Tim Bell
          Broadview Networks, Inc.
          45-18 Court Square
          Suite 300
          Long Island City, New York 11101


     1.6  All certificates or other proof of insurance to be sent to BA under
Section 15 of Attachment VI of the Separate Agreement shall be sent to the following address:

          Director - Interconnection Services
          Bell Atlantic - Telecom Industry Services
          Room 1423
          1095 Avenue of the Americas
          New York, New York 10036


     1.7 All notices, affidavits, exemption-certificates or other communications to Broadview under Section 27.7 of Part A of the Separate Agreement shall be sent to the following address:


          Mr. Larry Edelson-Kane
          Broadview Networks, Inc.
          45-18 Court Square - Suite 300
          Long Island City, NY 11101


     1.8 All notices, affidavits, exemption-certificates or other communications to BA under Section 27.7 of Part A of the Separate Agreement shall be sent to the following address:

          Tax Administration
          Bell Atlantic Corporation
          1095 Avenue of the Americas

          Room 3109
          New York, New York 10036
          Telephone: (212) 395-1280
          Facsimile: (212) 597-2915

    1.9 Notices to Broadview under Section 14.1 of Part A of the Separate Agreement shall be sent to the following address:

          Mr. Terrence J. Anderson
          Broadview Networks, Inc.
          45-18 Court Square - Suite 300
          Long Island City, NY 11101
          Telephone: (718) 707-8890
          Facsimile: (718) 706-9416

     1.10 Notices to BA under Section 14.1 of Part A of the Separate Agreement shall be sent to the following address:

          Director - Interconnection Services
          Bell Atlantic Wholesale Markets
          1095 Avenue of the Americas
          Room 1423
          New York, NY 10036
          Facsimile: 212/704-4381

          with a copy to:

          Bell Atlantic Network Services, Inc.
          Attn: Jack H. White, Jr.,
              Associate General Counsel
          1320 N. Court House Road, 8th Floor
          Arlington, Virginia 22201
          Telephone: (703) 974-1368
          Facsimile: (703) 974-0744

          with a copy to:

          Bell Atlantic-Pennsylvania, Inc.
          Attn: General Counsel
          37th Floor
          1717 Arch Street
          Philadelphia, PA 19103

1.ll The rates, charges and other terms set forth in Appendix 2 hereto shall replace and supersede in their entirety the rates, charges and other terms set forth in Table 1 of Attachment 1 to the Separate Agreement.

    2.0   Clarifications

    2.1 Part B, definition of "Local Traffic" set forth at Section 1.71 of Part B of the Separate Agreement, is hereby deleted in its entirety and replaced as follows:
               "'Local Traffic' means traffic that is originated by an end user subscriber of one Party on that Party's network and terminates to an end user subscriber of the other Party on that other Party's network within a given local calling area, or expanded area service ("EAS")area, as defined in Bell Atlantic's Tariffs, or, if the Commission has defined local calling areas applicable to all Local Exchange Carriers, then as so defined by the Commission. In addition, Local Traffic does not include any traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission ('Internet Traffic')."

               (b) A new sentence (on reciprocal compensation arrangements) is hereby added at the end of Section 2.4.3 of Attachment IV of the Separate Agreement, as follows:

                    "In addition, the reciprocal compensation arrangements set forth in this Agreement are not applicable to exchange access, including origination or termination of Internet Traffic".

    2.2 The Parties agree that if any judicial or regulatory authority of competent jurisdiction determines (or has determined) that BA is not required to furnish any service or item or provide any benefit to Telecommunications Carriers otherwise required to be furnished or provided to Broadview hereunder, then BA may, at its sole option, avail itself of any such determination by providing written notice thereof to Broadview.

    2.3 Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that BA shall only be required to provide Combinations and any services related to its provision of Combinations to the extent (a)required by Applicable Law or (b) mutually agreed to by the Parties in writing after the date hereof.

    2.4 For the avoidance of doubt, the Parties acknowledge and agree that the term "Dedicated Transport", as described in Section 10 of Attachment III of the Separate Agreement, includes subscriber premises only if such premises contain Central Office switching equipment used for interoffice transmission to and from the other end of the Dedicated Transport path.

    2.5 The entry into, filing and performance by BA of this Agreement does not in any way constitute a waiver by BA of any of the rights and remedies it may have to seek review of any of the provisions of the Separate Agreement, or to petition the Commission, other administrative body or court for reconsideration or reversal of any determination made by any of them, or to seek review in any way of any portion of this Agreement in connection with Broadview's election under Section 252(i) of the Act.

    2.6 Notwithstanding any other provisions of this Agreement, BA shall have no obligation to perform under this Agreement until such time as Broadview has obtained a Certificate of Public Convenience and Necessity ("CPCN") or such other Commission authorization as may be required by law as a condition for conducting business in the Commonwealth of Pennsylvania as a local exchange carrier.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.


BROADVIEW NETWORKS, INC.                BELLATLANTIC - PENNSYLVANIA, INC.


By:  /s/ Eric G. Roden                  By: /s/ Michael A. Daly
   --------------------------              -----------------------------


Printed: Eric G. Roden                  Printed: For Jeffrey A. Masoner
        ---------------------                   ------------------------

Title: Chief Operating Officer          Title: Vice-President - Interconnection
       -----------------------                 --------------------------------
                                               Services Policy & Planning
                                               --------------------------

                                  APPENDIX 1

                               TABLE OF CONTENTS





   A. GENERAL TERMS AND CONDITIONS                              A-2

     Section 1 - Scope of This Agreement                        A-2
     1.4 Construction                                           A-3

     Section 2 - Regulatory Approvals                           A-4

     Section 3 - Term of Agreement                              A-5

     Section 4 - Charges and Payment                            A-6

     Section 5 - Assignment                                     A-6

     Section 6 - Compliance with Laws                           A-6

     Section 7 - Governing Law                                  A-7

     Section 8 - Relationship of Parties                        A-7

     Section 9 - No Third Party Beneficiaries                   A-8

     Section 10 - Intellectual Property Rights                  A-8

     Section 11 - Indemnification                               A-9

     Section 12 - Limitation of Liability                       A-10

     Section 13 - Warranties                                    A-11

     Section 14 - Notices                                       A-12

     Section 15 - Technical References                          A-13

     Section 16 - Remedies                                      A-14

     Section 17 - Waivers                                       A-14

     Section 18 - Survival                                      A-15

     Section 19 - Force Majeure                                 A-15



      MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT-PENNSYLVANIA     PART A-i

July 8, 1997                                                           PART A


     Section 20 - Publicity                                             A-20

     Section 21 - Default and Termination                               A-16
     21.3 Billing Disputes                                              A-16

     Section 22 - Confidentiality                                       A-18

     Section 23 - Audits and Examinations                               A-21

     Section 24 - Dispute Resolution Procedures                         A-22

     Section 25 - Bona Fide Request Process for Further Unbundling      A-23

     Section 26 - Branding                                              A-25

     Section 27 - Taxes                                                 A-26

     Section 28 - Responsibility for Environmental Contamination        A-29

     Section 29 - Facilities                                            A-29

     Section 30 - Option to Obtain Services Under Other Agreements      A-30

     Section 31 - Other Services                                        A-30

     Section 32 - Provision and Use of Services                         A-31

     Section 33 - Selection of IntraLATA Telecomm. Service Provider     A-32

     Section 34 - Service Standards                                     A-32

     Section 35 - Subcontracting                                        A-33

     Section 36 - Amendments and Modifications                          A-33

     Section 37 - Severability                                          A-33

     Section 38 - Headings Not Controlling                              A-34

     Section 39 - Entire Agreement                                      A-34

     Section 40 - Counterparts                                          A-34

     Section 41 - Successors and Assigns                                A-34


    MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA  PART A-ii

  July 8, 1997                                                        PART A


     Section 42 - Good Faith Performance                               A-34

     Section 43 - Joint Work Product                                   A-34



   MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT-PENNSYLVANIA      PART A-iii

July 8, 1997                                                            PART A


                            MCImetro/Bell Atlantic
                        INTERCONNECTION AGREEMENT 1997


     This MCImetro/Bell Atlantic Interconnection Agreement (the "Agreement"), effective on the date the Pennsylvania Public Utility Commission approves this Agreement, is entered into by and between MCImetro Access Transmission Services, Inc. (" MCIm"), a Delaware corporation, and Bell Atlantic-Pennsylvania, Inc. ("Bell Atlantic" or "BA"), a Pennsylvania corporation, to establish the rates, terms and conditions for the purchase and provision of Local Interconnection, Local Resale, unbundled Network Elements and other services, all as set forth in this Agreement (individually referred to as the "service" or collectively as the "services") for the purpose of the purchasing Party's provision of Telephone Exchange Service, Exchange Access Service, and/or Telecommunications Services.

     WHEREAS, on February 8, 1996, the Communications Act of 1934, 47 U.S.C. (S) 151, et seq., (the "Act") was amended by the Telecommunications Act of 1996; and

     WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers and Local Exchange Carriers; and

     WHEREAS, the Parties are Telecommunications Carriers and Local Exchange Carriers; and

     WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Incumbent Local Exchange Carriers, and Bell Atlantic is an Incumbent Local Exchange Carrier; and

     WHEREAS, the Parties wish to interconnect their local exchange networks for the provision of Telephone Exchange Service, for the transmission and termination of local calls, so that subscribers of each can receive local calls that originate on the other's network and place local calls that terminate on the other's network, and for use in the provision of Exchange Access Service ("Local Interconnection"); and

     WHEREAS, MCIm wishes to purchase Telecommunications Services for resale to others (" Local Resale" or "Services for Resale"), and Bell Atlantic is willing to provide such service; and

     WHEREAS, MCIm wishes to purchase on an unbundled basis Network Elements, and to use such services for the provision of Telecommunications Services to others, and Bell Atlantic is willing to provide such services on the terms set forth herein; and

     WHEREAS, the Parties intend the rates, terms and conditions of this Agreement, and their performance of obligations thereunder, to comply with the Act, the Rules and Regulations of the Federal Communications Commission ("FCC"), and the orders, rules and regulations of the Pennsylvania Public Utility Commission (the "Commission");




MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA          PART A-1

July 8, 1997                                                              PART A


      NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement, and intending to be legally bound by this Agreement, the Parties hereby covenant and agree as follows:

 PART A -- GENERAL TERMS AND CONDITIONS

 Section 1. Scope of this Agreement

  1.1 This Agreement, consisting of Parts A, B and C, specifies the rights and obligations of each Party with respect to the purchase and sale of Local Interconnection, Local Resale and Network Elements. This PART A sets forth the general terms and conditions governing this Agreement. Capitalized terms used in this Agreement shall have the meanings defined in PART B -- DEFINITIONS, or as otherwise elsewhere defined throughout this Agreement. PART C sets forth, among other things, descriptions of the services, pricing, technical and business requirements, and physical and network security requirements.

          LIST OF ATTACHMENTS COMPRISING PART C:

          I.     Price Schedule
          II.    Local Resale
          III.   Network Elements
          IV.    Interconnection
          V.     Collocation
          VI.    Rights of Way
          VII.   Number Portability
          VIII.  Business Process Requirements
          IX.    Security Requirements
          X.     Performance Reporting

      1.2 Bell Atlantic shall provide the services in any Technically Feasible Combination requested by MCIm, pursuant to the terms of this Agreement and in accordance with the requirements of Applicable Law, or where appropriate, the Bona Fide Request ("BFR") process set forth in Section
      25 (BFR Process for Further Unbundling)of Part A, except that Local Resale shall be provided pursuant to Attachment II. Neither Party shall discontinue or refuse to provide any service provided or required hereunder, except in accordance with the terms hereof, without the other Party's written agreement. Bell Atlantic shall not reconfigure, reengineer or otherwise redeploy its network in a manner which would impair MCIm's ability to offer Telecommunications Services in the manner contemplated by this Agreement, the Act or the FCC's Rules and Regulations without providing notice of Network Changes in accordance with the Act and FCC Rules and Regulations.

      1.3 The Parties acknowledge that some of the services, facilities and arrangements provided pursuant to this Agreement are or will be available under and subject to the


  MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA          PART A-2

July 8, 1997                                                            PART A


   terms of the federal or state Tariffs of the Party providing them. To the extent that a Tariff of a Party applies to any service, facility or arrangement provided pursuant to this Agreement, the following shall apply:

   1.3.1 The rates and charges set forth in Attachment I shall remain fixed for the term of this Agreement or until superseded by such rates (whether interim or permanent) as may be applied by the Commission, notwithstanding that either of such rates may be different from those set forth in any effective, pending or future Tariff of the providing Party, (including any changes or modifications to any such Tariff--or any new Tariff--filed after the Effective Date of this Agreement); provided, however, this Section 1.3.1 shall remain subject to Section 1.3.3.

   1.3.2 This Agreement and any applicable Tariffs of either Party shall be construed whenever possible to avoid any conflict between them. The fact that a condition, term, right or obligation appears in the Agreement and not in a Tariff, or in a Tariff but not in the Agreement, shall not be interpreted as, or deemed grounds for finding, a conflict for the purposes of this Section 1.3.

   1.3.3 Any change or modification to any Tariff (including any Tariff filed after the Effective Date hereof)filed by either Party that materially and adversely impacts the provision or receipt of services hereunder or which materially and adversely alters the terms hereof shall only be effective against the other Party to the extent permitted by: (i) that Party's written consent; or (ii) an affirmative order of the Commission. Each Party shall file any required Tariff revisions, modifications or amendments in order to comply with Applicable Law and to continue performance of this Agreement in a lawful manner.

     1.4 Construction

   1.4.1 For purposes of this Agreement, certain terms have been defined in Part B or elsewhere in this Agreement. These terms will have the meanings stated in this Agreement, which may differ from, or be in addition to, the normal definition of the defined word. A defined word intended to convey the meaning stated in this Agreement is capitalized when used. Other terms that are capitalized, and not defined in this Agreement, shall have the meaning stated in the Act.

   1.4.2 Unless the context clearly indicates otherwise, any defined term which is defined or used in the singular shall include the plural, and any defined term which is defined or used in the plural shall include the singular.

    1.4.3 The words "shall" and "will" are used interchangeably throughout this Agreement and the use of either indicates a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party.


MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA          PART   A-3

July 8, 1997                                                            PART A


          1.4.4 Conflicts among terms in Parts A and B of this Agreement, the Attachments and the Exhibits thereto, and the Tariffs shall be resolved in accordance with the following order of precedence, where the document identified in Subsection "(i)" shall have the highest precedence: (i) Parts A and B of this Agreement; (ii) the Attachments and the Exhibits thereto; and (iii) the Tariffs. The fact that a matter is addressed in one of these documents, but not in another, shall not constitute a conflict for purposes of this Section 1.4.4.

Section 2. Regulatory Approvals

     2.1 The Parties shall promptly submit this Agreement, and any amendment or modification hereof, to the Commission for approval in accordance with
     Section 252 of the Act. Following such submission, the Parties shall submit the Agreement to any other applicable governmental entity for any requisite approvals. In the event any governmental authority or agency rejects any provision hereof, the Parties shall negotiate promptly and in good faith such revisions as may reasonably be required to achieve approval.

     2.2 In the event the FCC or the Commission promulgates rules or regulations, or issues orders, or a court of competent jurisdiction issues orders, which make unlawful any provision of this Agreement, or which materially reduce or alter the services required by statute or regulations and embodied in this Agreement, then the Parties shall negotiate promptly and in good faith in order to amend the Agreement to substitute contract provisions which conform to such rules, regulations or orders. In the event the Parties cannot agree on an amendment within thirty (30) days after the date any such rules, regulations or orders become effective, then the Parties shall resolve their dispute under the applicable procedures set forth in Section 24 (Dispute Resolution Procedures) hereof.

     2.3 The Parties intend that any services requested by either Party relating to the subject matter of this Agreement that are not offered hereunder will be incorporated into this Agreement by amendment upon agreement by the Parties.

     2.4 In the event that any legally effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of MCIm or Bell Atlantic to perform any material terms of this Agreement, MCIm or Bell Atlantic may, on thirty
     (30)days written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding or has otherwise become legally effective) require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required.

     2.5 When this Agreement is filed with the Commission for approval, the Parties will request that the Commission: (a) approve the Agreement, and
     (b) refrain from taking any action to change, suspend or otherwise delay implementation of the Agreement.



MClm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA           PART  A-4

July 8, 1997                                                            PART A


     2.6 Each Party shall be responsible for obtaining and keeping in effect all FCC, Commission, franchise authority and other governmental approvals, that may be required in connection with the performance of its respective obligations under this Agreement.

Section 3. Term of Agreement

     3.1 This Agreement shall become effective as of the Effective Date stated above and, except as otherwise provided in this Agreement, shall remain in effect until August 31, 2000, and thereafter until terminated as provided in this Agreement. At least one hundred eighty (180) days before the term expires, either Party shall file with the Commission any request for an extension of that term, and shall on the same day provide notice to the other Party. At least one hundred fifty (150) days before the term expires, the other Party shall respond to the requested extension. If for any reason a new agreement has not been reached by the end of the three-year term, the existing interconnection agreement shall continue, month-to-month, under the same terms and conditions, subject to a true-up, until resolved by the Commission.

     3.2 This Agreement shall be effective between the Parties as of the Effective Date, notwithstanding the pendency of proceedings challenging the Commission's approval of the Agreement.

     3.3 Each Party recognizes that the services being provided under this Agreement at the time of its termination may need to be continued without interruption thereafter, and that upon such termination, either Party may itself provide or retain another vendor to provide comparable services. Each Party agrees to cooperate in an orderly and efficient transition to the other Party or another vendor such that the level and quality of the services are not degraded, and to exercise reasonable efforts to effect an orderly and efficient transition.

     3.4 Unless a service is required to be offered by a Party under Applicable Law, either Party may terminate any service provided under this Agreement upon thirty (30) days prior written notice to the other Party unless a different notice period or different conditions are specified in this Agreement (including, but not limited to, in an applicable Tariff or Applicable Law) for termination of such service, in which event such specified period and/or conditions shall apply. Upon termination of its purchase of a service by the purchasing Party, the purchasing Party shall pay any applicable termination charges specified in this Agreement. Upon termination of a Local Resale service by Bell Atlantic, co, MCIm shall be entitled to continue providing the terminated service to MCIm's subscribers on a grandfathered basis to the same extent, and subject to the same terms and conditions, as would apply to such subscribers if they had been subscribers of Bell Atlantic for the terminated service at the time the service is terminated, and Bell Atlantic shall continue to provide such services to MCIm on the same basis.

     3.5 Following the expiration of this Agreement, this Agreement shall remain in effect as to any Expiring Service for the remainder of any contract period applicable to such Expiring Service at the time of the expiration of this Agreement. If an Expiring Service

MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA             PART A-5

 July 8, 1997                                                            PART A


       is terminated prior to the expiration of the contract period applicable to such Expiring Service, MCIm shall pay any termination charge provided for in this Agreement, in an applicable Tariff, or in the contract applicable to the Expiring Service. Following expiration of the applicable contract period for an Expiring Service, the Expiring Service, until terminated, shall be subject to: (i) any effective agreement superseding this Agreement; or (ii) to the extent such Expiring Service is not covered by such superseding agreement, applicable Tariffs. For the purposes of this Section 3.5, "Expiring Service" means: (a) any Local Resale service that, upon expiration of the term of this Agreement, is being provided under this Agreement and is subject to a remaining contract period greater than one (1) month; or (b) any Local Resale service: (i) for which an order has been submitted and accepted pursuant to this Agreement prior to the expiration of this Agreement but such service is not being provided at the expiration of this Agreement; and
       (ii) that is subject to an initial contract period which is greater than one (1) month.

 Section 4. Charges and Payment

       4.1 In consideration of the services provided under this Agreement, the purchasing Party shall pay the charges set forth in Attachment I. The billing and payment procedures for charges incurred by a purchasing Party hereunder are set forth in Attachment VIII.

 Section 5. Assignment

       5.1 Any assignment or delegation by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void (except the assignment of a right to moneys due or to become due). A Party assigning or delegating this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate shall provide written notice to the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement.

       5.2 If any obligation of either Party is performed by a subcontractor or Affiliate, such Party shall remain fully responsible for the performance of this Agreement in accordance with its terms.

 Section 6. Compliance with Laws

       6.1 Each Party shall perform terms, conditions and operations under this Agreement in a manner that complies with all Applicable Law, including all regulations and judicial or regulatory decisions of all duly constituted governmental authorities of competent jurisdiction. Each Party shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other in obtaining and maintaining any approvals required by this Section. In the event the Act or FCC Rules and Regulations

 MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT -PENNSYLVANIA            PART A-6

July 8, 1997                                                           PART A


    applicable to this Agreement are held invalid, this Agreement shall survive, and the Parties shall promptly renegotiate any provisions of this Agreement which, in the absence of such invalidated Act, Rule or Regulation, are insufficiently clear to be effectuated.

    6.2 Except as otherwise specified in this Agreement, each Party shall be responsible for: (i) all costs and expenses it incurs in complying with its obligations under this Agreement; and (ii) the development, modification, technical installation and maintenance of any systems or other infrastructure which it requires to comply with and to continue complying with its responsibilities and obligations under this Agreement.

Section 7. Governing Law

    7.1 The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties, shall be governed by the Act and the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws rules.

Section 8. Relationship of Parties

    8.1 Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement.

    8.2 Each Party retains full control over the employment, direction, compensation and discharge of all of its employees, agents and contractors assisting in the performance of its obligations under this Agreement. Each Party will be solely responsible for all matters relating to payment of its employees, agents and contractors, and payment of Social Security and other taxes in association with such employees, agents and contractors, and withholding and remittance of taxes from such employees, agents and contractors.

    8.3 Nothing contained within this Agreement shall:

          8.3.1 Make either Party the agent, servant or employee, of the other Party;

          8.3.2 Grant either Party the authority to enter into a contract on behalf of, or otherwise legally bind, the other Party in any way;

          8.3.3 Create a partnership, joint venture, or other similar relationship between the Parties; or

          8.3.4 Grant to either Party a franchise, distributorship, or similar interest.

    8.4 The relationship of the Parties under this Agreement is a non-exclusive relationship. Each Party shall have the right:



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          8.4.1 To provide services to be provided by it under this Agreement to persons other than the other Party; and

          8.4.2 To purchase services which can be purchased by it under this Agreement from persons other than the other Party.

Section 9. No Third Party Beneficiaries

     9.1 Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide any third parties (including, but not limited to, subscribers or subcontractors of a Party) with any right, remedy, claim, reimbursement, cause of action, or other privilege. The provisions of this Agreement are for the benefit of the Parties hereto and not for any other person, provided, however, that this shall not be construed to prevent either Party from providing its Telecommunications Services to any entities.

Section 10. Intellectual Property Rights

     10.1 Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use a Party's patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel.

     10.2 Bell Atlantic shall indemnify MCIm with respect to MCIm's use, pursuant to the terms of this Agreement, of intellectual property associated with any new Bell Atlantic network equipment or software acquisitions. Bell Atlantic warrants that it will not enter into any licensing agreements with respect to new Bell Atlantic network equipment or software acquisitions that contain provisions that would disqualify MCIm from using or interconnecting with such network equipment or software pursuant to the terms of this agreement. Bell Atlantic also warrants that it has not and will not intentionally modify any existing licensing agreements for existing network equipment or software in order to disqualify MCIm from using or interconnecting with such network equipment or software, pursuant to the terms of this agreement. To the extent that the providers of equipment or software in Bell Atlantic's network provide Bell Atlantic with indemnities covering intellectual property liabilities and those indemnities allow a flow through of protection to third parties, Bell Atlantic shall flow those indemnity protections through to MCIm. Bell Atlantic will inform MCIm of any pending or threatened intellectual property claims relating to Bell Atlantic's network of which Bell Atlantic is aware and will update that notification periodically as needed, so that MCIm receives maximum notice of any intellectual property risks it might want to address. Notwithstanding any part of this Section 10, MCIm retains the right to pursue legal remedies against Bell Atlantic if Bell Atlantic is at fault in causing intellectual property liability to MCIm.


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July 8, 1997                                                              P.


          10.2.1 For purposes of Section 10.2, Bell Atlantic's obligation to indemnify include the obligation to indemnify and hold MCIm harmless from and against any loss, cost, expense or liability arising out of a claim that MCIm's use, pursuant to the terms of this Agreement, of such new Bell Atlantic network equipment or software infringes the intellectual property rights of a third party. Moreover, should any such network equipment or software or any portion there provided by Bell Atlantic hereunder become, or, in Bell Atlantic's reasonable opinion, be likely to become, the subject of a claim of infringement, or should MCIm's use thereof be finally enjoined, Bell Atlantic shall, at its immediate expense and at its choice:

               10.2.1.1 Procure for MCIm the right to continue using such material; or

               10.2.1.2 Replace or modify such material to make it non-infringing provided such replacement or modification is functionally equivalent.

     10.3 Unless otherwise mutually agreed upon, neither Party shall publish or use the other Party's logo, trademark, or service mark in any product, service, advertisement, promotion, or any other publicity matter, except that nothing herein shall prohibit lawful comparative advertising or comparative marketing.

Section 11. Indemnification

     11.1 Each Party agrees to release, indemnify, defend and hold harmless the other Party from and against all losses, claims, demands, damages, expenses, suits or other actions, or any liability whatsoever, including, but not limited to, costs and attorneys' fees (collectively, a "Loss") incurred by the indemnified Party to the extent that such Loss is: (a) suffered, made, instituted, or asserted by any other person, relating to personal injury to or death of any person, or for loss, damage to, or destruction of real and/or personal property, whether or not owned by others, incurred during the term of this Agreement and to the extent legally caused by the acts or omissions of the indemnifying Party, regardless of the form of action; or (b) suffered, made, instituted, or asserted by the indemnifying Party's own customer(s) against the indemnified Party arising out of the indemnified Party's provision of services to the indemnifying Party under this Agreement, except to the extent the Loss arises from a breach of this Agreement by the indemnified Party. Notwithstanding the foregoing indemnification, nothing in this
     Section 11 shall affect or limit any claims, remedies, or other actions the indemnifying Party may have against the indemnified Party under this Agreement, any other contract, or any applicable Tariff(s), regulations or laws.

     11.2 MCIm shall indemnify, defend and hold harmless Bell Atlantic, Bell Atlantic's Affiliates, and the directors, officers and employees of Bell Atlantic and Bell Atlantic's Affiliates, from and against any claim, demand, suit, action, judgment, liability, damage or loss (including reasonable costs, expenses and attorneys' fees on account thereof), that arises out of or results from: (i) MCIm's negligent use or occupancy of a Bell Atlantic


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     NID; (ii) wiring, facilities, equipment or other apparatus, negligently installed by MCIm in or on a Bell Atlantic NID, or negligently connected by MCIm to a Bell Atlantic NID; or (iii) the negligent acts or omissions of MCIm, MCIm's Affiliates, or the employees, agents or contractors of MCIm or MCIm's Affiliates, in connection with a Bell Atlantic NID. Where the NID is not used by Bell Atlantic or another Telecommunications Carrier (except
     MCIm) to provide service to the premise, MCIm shall have the burden, as between Bell Atlantic and MCIm, to rebut the presumption that the claim, demand, suit, action, judgment, liability, damage or loss arises from wiring, facilities, equipment or other apparatus, negligently installed by MCIm in or on a Bell Atlantic NID, or negligently connected by MCIm to a Bell Atlantic NID. For the purposes of this Section 11.2, references to "negligence" or "negligently" shall be read to also encompass acts of gross negligence and/or intentional misconduct.

     11.3 The indemnification provided herein shall be conditioned upon:

          11.3.1 The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification, provided that failure to notify the indemnifying Party shall not relieve it of any liability it might otherwise have under this Section 11 to the extent it was not materially prejudiced by such failure of notification.

          11.3.2 The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense. In the event the indemnifying Party does not accept the defense of any such action, the indemnified Party shall have the right to employ counsel for its own defense at the expense of the indemnifying Party.

          11.3.3 In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld.

          11.3.4 In any action for which indemnity is sought, the indemnified Party shall assert any and all provisions in applicable Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of applicable limitations of liability.

          11.3.5 The indemnified Party shall offer the indemnifying Party all reasonable cooperation and assistance in the defense of any such action.

  Section 12. Limitation of Liability

     12.1 Neither Party shall be liable to the other for any indirect, incidental, special or consequential damages arising out of or related to this Agreement or the provision of service hereunder. Notwithstanding the foregoing limitation, a Party's liability shall not


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   be limited by the provisions of this Section 12 in the event of its willful or intentional misconduct, including gross negligence. Bell Atlantic shall be liable to MCIm for lost revenues resulting from Bell Atlantic's breach of this Agreement only to the same extent that Bell Atlantic's Tariffs provide liability for Bell Atlantic end user subscribers' revenue losses. A Party's liability shall not be limited with respect to its indemnification obligations.

Section 13. Warranties

   13.1 As more specifically set forth herein, each Party shall perform its obligations hereunder at Parity, as defined in Part B of this Agreement, which definition is intended to embody the performance provisions set forth in 47 U.S.C. (S) 251, and any implementing regulations thereunder, as those provisions may apply to the Party and obligation in question.

   13.2 As more specifically set forth in Attachment II, Bell Atlantic shall provide Local Resale at Parity.

   13.3 As more specifically set forth in Attachment III, Bell Atlantic shall provide Network Elements at Parity.

   13.4 As more specifically set forth in Attachment IV, Bell Atlantic shall provide Interconnection at Parity and on a Non-Discriminatory Basis. MCIm shall provide Interconnection on a Non-Discriminatory Basis.

   13.5 As more specifically set forth in Attachment V, Bell Atlantic shall provide Collocation in accordance with the legally effective rules, regulations and orders of the FCC and the Commission.

   13.6 As more specifically set forth in Attachment VI, Bell Atlantic shall provide Non-Discriminatory access to poles, ducts, conduits, and ROW owned or controlled by Bell Atlantic, in accordance with the requirements of section 224 of the Act and legally effective rules, regulations and orders of the FCC and the Commission.

   13.7 As more specifically set forth in Attachment VII, Bell Atlantic and MCIm shall provide Interim Number Portability and Number Portability in accordance with the legally effective rules, regulations and orders of the FCC and the Commission.

   13.8 As more specifically set forth in Attachment VIII, Bell Atlantic and MCIm shall meet Business Process Requirements.

   13.9 As more specifically set forth in Attachment VIII, Bell Atlantic shall provide Non-Discriminatory access to telephone numbers for as long as Bell Atlantic remains the code administrator for the North American Numbering Plan.



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July 8, 1997                                                             PART A


   13.10 As more specifically set forth in Attachment VIII, Bell Atlantic and MCIm shall provide dialing parity in accordance with the legally effective rules, regulations and orders of the FCC and the Commission.

   13.11 As more specifically set forth in Attachment IX, Bell Atlantic and MCIm shall meet security requirements, to the extent applicable to the security requirement in question.

   13.12 As more specifically set forth in Attachment X, Bell Atlantic shall provide performance reporting.

   EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO ITS SERVICES, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, IN FACT OR IN LAW. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE A PARTY'S EXCLUSIVE WARRANTIES WITH RESPECT TO ITS SERVICES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, IN FACT OR IN LAW. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO ITS SERVICES, INCLUDING , BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND
                                              ---------------------------------
   FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES AGAINST INFRINGEMENT.
   --------------------------------

Section 14. Notices

   14.1 Except as otherwise provided herein, or where context or services dictate that immediate notice be given, all notices or other communication hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, certified mail, postage prepaid, return receipt requested and addressed as follows:

         To MCIm:           MCImetro Access Transmission Services, Inc.
                            Attention: Vice President
                            1650 Tysons Boulevard
                            McLean, VA 22102

         Copy to:           General Counsel
                            MCI Communications Corporation
                            1801 Pennsylvania Ave., N.W.
                            Washington, DC 20006

         To Bell Atlantic:  Bell Atlantic Network Services, Inc.
                            Attention: Director, Interconnection Initiatives 1320 North Courthouse Road, 9th Floor
                            Arlington, VA 22201


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July 8, 1997                                                              PART A


          copy to:       Legal Department
                         Bell Atlantic Network Services, Inc.
                         Attention: Counsel, Carrier Services
                         1320 North Courthouse Road, 8th Floor
                         Arlington, VA 22201

  If personal delivery is selected to give notice, a receipt of such delivery shall be obtained. The address to which notices or communications may be given to either Party may be changed by written notice given by such Party to the other pursuant to this Section 14.

Section 15. Technical References

   15.1 The Parties agree that the Bell Atlantic technical references set forth in Appendix I to this Part A (Technical Reference Schedule) provide the current technical specifications for the services offered by Bell Atlantic under this Agreement. Bell Atlantic reserves the right with reasonable notification to revise its technical references for any reason including, but not limited to, laws or regulations, conformity with updates and changes in standards promulgated by various agencies, utilization of advances in the state of technical arts, or the reflection of changes in the design of any facilities, equipment, techniques, or procedures described or referred to in the technical references. Notification of changes that are made to the underlying Bell Atlantic services will; be made in conformance with the requirements of Section 251(c)(5), Notice of Changes, of the Act, and the FCC's Rules and Regulations. The Parties acknowledge that the general technical references set forth below contain certain generally accepted industry guidelines for particular interface and performance parameters for telecommunications equipment used by LECs in the United States. Such accepted technical references may be used by LECs to specify suitable equipment and facilities components for use in their respective networks, to assure interoperability between components that collectively comprise such networks, and to specify the interface characteristics and typical end-to-end performance of certain services.

   15.2 The Parties acknowledge that they and their vendors and suppliers derive guidance from such technical references, and make reasonable efforts to conform to them. Requests for specific performance, functionality, or capabilities not applied in a Party's network should be handled using the BFR process set forth in Section 25 (BFR Process for Further Unbundling) of this Part A.

   15.3 If one or more of the technical requirements set forth in Appendix I are in conflict, the Parties shall reasonably agree on which requirement shall apply.

   15.4 The Parties agree that they each intend, to the extent technically feasible and commercially reasonable, to conform generally to industry standards applicable to the Parties set by the OBF, within a reasonable time after publication of final standards. With respect to OBF and other industry standards, the Parties agree that they will negotiate in good faith the applicability, technical feasibility and commercial


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July 8, 1997                                                             PART A


   reasonableness for implementation of such standards for services and arrangements under the Agreement.

Section 16. Remedies

    16.1 The obligations of the Parties and the services offered under this Agreement may be unique. Accordingly, in addition to any other available rights or remedies, either Party may sue in equity for specific performance.

    16.2 In the event either Party fails to switch a subscriber to the other Party's service as requested through a service request from the other Party, within any applicable intervals set forth in this Agreement or required by Applicable Law, or erroneously switches the other Party's subscriber away from that Party, then such act (including the continued provision of Telecommunications Services to such subscriber by the Party erroneously switching or failing to switch) shall be deemed an improper change in subscriber carrier selection commencing with the time at which such Party erroneously failed to switch such subscriber, or erroneously switched such subscriber. If such an improper change in subscriber carrier selection should occur, the rights and obligations of the Parties shall be determined in accordance with the regulations pertaining to such conduct on the part of Interexchange Carriers as set forth in the FCC's Rules and Regulations, Part 64, Subpart K, as these may be amended from time to time. For the purpose of this Section, Bell Atlantic shall be deemed an Interexchange Carrier.

    16.3 At such time as the FCC or other competent regulatory body adopts regulations implementing 47 U.S.C. Section 258 or otherwise adopt regulations applicable to illegal or improper changes in local service, then such regulations shall supersede those applicable to Interexchange Carriers for the purposes of this Section 16.

    16.4 Unless otherwise specifically provided hereunder, all rights of termination, cancellation or other remedies prescribed in this Agreement, or otherwise available, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled at law or equity.

Section 17 Waivers

    17.1 A failure or delay of either Party (including any course of dealing or course of performance) to enforce any of the provisions of this Agreement, or any right or remedy available under this Agreement or at law or in equity, or to require performance of any of the provisions of this Agreement, or to exercise any option provided under this Agreement, shall in no way be construed to be a waiver of such provisions, rights, remedies or options.

    17.2 Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.



MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA PART            A-14

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July 8, 1997                                                            PART A


Section 18. Survival

     18.1 Any liabilities or obligations of a Party for acts or omissions occurring prior to the expiration, cancellation or termination of this Agreement, any obligation of a Party under any provision for indemnification or defense (including, but not limited to, any of Sections 10, 11, 12, 23, 24, 28 and 29), Section 3, "Termination", Section 22,
     "Confidential Information", any provision for limitation of liability, and any obligation of a Party under any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) expiration, cancellation or termination of this Agreement, shall survive the expiration, cancellation or termination of the Agreement, but solely to the minimum extent necessary to effectuate such provisions or complete such performance.

Section 19. Force Majeure

     19.1 Except as otherwise specifically provided in this Agreement (including, by way of illustration, circumstances where a Party is required to implement disaster recovery plans to avoid delays or failure in performance and the implementation of such plans was designed to avoid the delay or failure in performance), neither Party shall be liable for any delay or failure in performance of any part of this Agreement by it caused by acts or failures to act of the United States of America or any state, district, territory, political subdivision, or other governmental entity, acts of God or a public enemy, strikes, labor slowdowns, or other labor disputes, but only to the extent that such strikes, labor slowdowns, or other labor disputes also affect the performing Party, fires, explosions, floods, embargoes, earthquakes, volcanic actions, unusually severe weather conditions, wars, civil disturbances, or other causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform ("Force Majeure Condition"). In the event of any such excused delay in the performance of a Party's obligation(s) under this Agreement, the due date for the performance of the original obligation(s) shall be extended by a term equal to the time lost by reason of the delay. In the event of such delay, the delaying Party shall perform its obligations at a performance level no less than that which it uses for its own operations. In the event of such performance delay or failure by Bell Atlantic, Bell Atlantic agrees to resume performance at Parity and in a Non-Discriminatory manner.

     19.2 If any Force Majeure Condition occurs, the Party whose performance fails or is delayed because of such Force Majeure Condition shall give prompt notice to the other Party, and upon cessation of such Force Majeure Condition, shall give like notice and commence performance hereunder as promptly as reasonably practicable.

     19.3 Notwithstanding Section 19.1, no delay or other failure by a Party to perform shall be excused pursuant to this Section by the delay or failure of a Party's subcontractors, materialmen, or suppliers to provide products or services to the Party, unless such delay or failure is itself the product of a Force Majeure Condition, and such products or services cannot be obtained by the Party from other persons on commercially reasonable terms.


  MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA          PART A-15

July 8, 1997                                                            PART A


Section 20. Publicity

     20.1 Neither Party shall produce, publish, or distribute any press release or other publicity referring to the other Party in connection with this Agreement, without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

Section 21. Default and Termination

     21.1 If a Party ("Breaching Party") materially breaches a material provision of this Agreement (other than an obligation to make payment of any amount billed under this Agreement), and such breach continues for more than thirty (30) days after written notice thereof from the other Party ("Injured Party"), then, except as otherwise required by Applicable Law, the Injured Party shall have the right, upon notice to the Breaching Party, to terminate or suspend this Agreement and/or the provision of services.

     21.2 If a purchasing Party fails to make a payment of any amount billed under this Agreement by the due date stated on the providing Party's bill and such failure continues for more than thirty (30) days after written notice thereof from the providing Party, then, except as provided in
     Section 21.3 or as otherwise required by Applicable Law, the providing Party shall have the right, upon notice to the purchasing Party, to terminate or suspend this Agreement and/or the provision of services.

     21.3 Billing Disputes.

          21.3.1 If a billing dispute arises concerning any charges billed pursuant to this Agreement by a providing Party to a purchasing Party, payments withheld or paid pending settlement of the dispute shall be subject to interest at the rate set forth in Bell Atlantic's interstate access tariff.

          21.3.2 If the purchasing Party pays the bill in full by the payment due date and later initiates a billing dispute pursuant to Attachment VIII, Section 3.1.9, interest will apply as follows:

               21.3.2.1 If the billing dispute is resolved in favor of the purchasing Party, the purchasing Party shall receive a credit from the providing Party. This credit will be an amount equal to the disputed amount, plus interest at the rate set forth in Bell Atlantic's interstate access tariff. This amount will apply from the date of the purchasing Party's payment through the date on which the purchasing Party receives payment of the disputed amount and accrued interest from the providing Party.

               21.3.2.2 If the dispute is resolved in favor of the providing Party, neither a late payment charge nor an interest charge is applicable.



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

July 8, 1997                                                             PART A


  21.3.3 If the purchasing Party withholds payment on the bill (in full or in part) and initiates a billing dispute pursuant to Attachment VIII, Section 3.1.9, interest will apply as follows:

               21.3.3.1 If the billing dispute is resolved in favor of the providing Party, the purchasing Party shall pay the providing Party a payment equal to the amount withheld by the purchasing Party, plus interest at the rate set forth in Bell Atlantic's interstate access tariff. This amount will apply from the payment due date through the date on which the providing Party receives payment of the disputed amount and accrued interest from the purchasing Party.

               21.3.3.2 If the dispute is resolved in favor of the purchasing Party, neither a late payment charge nor an interest charge is applicable.

     21.4 Notwithstanding the foregoing, if a Party's material breach is for any failure to perform in accordance with this Agreement which materially and adversely affects the provision of service of the non-breaching Party's subscribers, the non-breaching Party shall give notice of the breach and the breaching Party shall cure such breach within ten (10) days or within a period of time equivalent to the applicable interval required by this Agreement, whichever is shorter, and if the breaching Party does not, the non-breaching Party may, as its sole option, terminate this Agreement, or any parts hereof. The nonbreaching Party shall be entitled to pursue all available legal and equitable remedies for such breach.

     21.5 MCIm may terminate this Agreement in whole or in part at any time for any reason upon sixty (60) days prior written notice, except with respect to termination of any particular service(s), in which case, upon thirty
     (30) days prior written notice. MCIm's sole liability for such termination shall be payment of amounts due for services provided up to the date of termination, unless otherwise provided for in this Agreement or in a Tariff providing a termination liability or minimum term for a service.

     21.6 In the event of any termination under this Section 21 and, if applicable, pursuant to Section 3.3, Bell Atlantic agrees to provide for an uninterrupted transition of the services Bell Atlantic is providing to MCIm at the time of termination to MCIm or another vendor designated by MCIm, and MCIm agrees to provide for an uninterrupted transition of services MCIm is providing to Bell Atlantic at the time of termination to Bell Atlantic or another vendor designated by Bell Atlantic.

     21.7 Notwithstanding any termination hereof, the Parties shall continue to comply with their obligations under the Act to provide interconnection in accordance with Applicable Law.



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                                       17

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Section 22. Confidentiality

    22.1 For the purposes of this Section 22, "Confidential Information" means the following information disclosed by one Party ("Discloser") to the other Party ("Recipient") in connection with this Agreement:

        22.1.1 All information disclosed by either Party to the other pursuant to Attachments I-X of this Agreement arising from the performance of this Agreement, including, but not limited to, books, records, documents and other information disclosed in an audit performed pursuant to this Agreement; and

        22.1.2 Such other information as is identified as Confidential Information in accordance with Section 22.2.

     22.2 All information which is to be treated as Confidential Information under Section 22.1.2 shall:

         22.2.1 If in written, graphic, electromagnetic, or other tangible form, be marked as "Confidential Information"; and

         22.2.2 If oral, (i) be identified by the Discloser at the time of disclosure to be "Confidential Information", and (ii) be set forth in a written summary which identifies the information as "Confidential Information" and is delivered by the Discloser to the Recipient within ten (10) days after the oral disclosure.

         22.2.3 Each Party shall have the right to correct an inadvertent failure to identify such oral information as Confidential Information by giving written notification within thirty (30) days after the information is disclosed. The Recipient shall, from that time forward, treat such information as Confidential Information.

     22.3 In addition to any requirements imposed by law, including, but not limited to, 47 U.S.C. (S) 222, for a period of three (3) years from the receipt of Confidential Information from the Discloser, except as otherwise specified in this Agreement, the Recipient1 agrees:

         22.3.1 To use the Confidential Information only for the purpose of performing under this Agreement, including, to the extent applicable, the planning and operation of the Recipient's network; and

         22.3.2 To use the same degree of care that it uses with similar confidential information of its own, to hold the Confidential Information in confidence and to disclose it to no one other than the directors, officers and employees of the Recipient and the Recipient's Affiliates, having a need to know the Confidential Information for the purpose of performing under this Agreement.


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     22.4 A Recipient may disclose the Discloser's Confidential Information to a third party agent or consultant, provided that prior to such disclosure the agent or consultant has executed a written agreement of non-disclosure and non-use comparable in scope to the terms of this Section 22.

     22.5 The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations and exercise its rights under this Agreement. All such copies shall bear the same copyright and proprietary rights notices as are contained on the original.

     22.6 The Recipient shall return all Confidential Information defined in
     Section 22.1.2 in the format in which it was received from the Discloser, including any copies made by the Recipient, within thirty (30) days after a written request is delivered to the Recipient, and/or destroy all such Confidential Information, except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement. If the Recipient loses or makes an unauthorized disclosure of the Discloser's Confidential Information, it shall notify the Discloser immediately and use reasonable efforts to retrieve the lost or improperly disclosed information.

     22.7 The requirements of this Section 22 shall not apply to Confidential
     Information:

          22.7.1 Which was in the possession of the Recipient free of restriction prior to its receipt from the Discloser;

          22.7.2 After it becomes publicly known or available through no breach of this Agreement by the Recipient, the Recipient's Affiliates, or the directors, officers, employees, agents, or contractors, of the Recipient or the Recipient's Affiliates;

          22.7.3 After it is rightfully acquired by the Recipient free of restrictions on its disclosure;

          22.7.4 Which is independently developed by personnel of the Recipient; or

          22.7.5 To the extent the disclosure is required by law, or made to a court, or governmental agency for the purpose of enforcing its rights under this Agreement; provided the Discloser has been notified of an intended disclosure promptly after the Recipient becomes aware of a required disclosure or decides to make such a voluntary disclosure to enforce its rights, the Recipient undertakes reasonable, lawful measures to avoid disclosing the Confidential Information until the Discloser has had reasonable time to seek a protective order, and the Recipient complies with any protective order that covers the Confidential Information to be disclosed.



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    22.8 Each Party's obligations to safeguard Confidential Information disclosed prior to expiration, cancellation or termination of this Agreement shall survive such expiration, cancellation or termination.

    22.9 Confidential Information shall remain the property of the Discloser, and the Discloser shall retain all of the Discloser's right, title and interest in any Confidential Information disclosed by the Discloser to the Recipient. Except as otherwise expressly provided elsewhere in this Agreement, no license is granted by this Agreement with respect to any Confidential Information (including, but not limited to, under any patent, trademark, or copyright), nor is any such license to be implied, solely by virtue of the disclosure of any Confidential Information.

    22.10 Each Party agrees that the Discloser would be irreparably injured by a breach of this Section 22 by the Recipient, the Recipient's Affiliates, or the directors, officers, employees, agents or contractors of the Recipient or the Recipient's Affiliates, and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Section 22. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 22, but shall be in addition to any other remedies available at law or in equity.

    22.11 The provisions of this Section 22 shall be in addition to and shall not limit, alter, define or contradict any provisions of Applicable Law, including, but not limited to, 47 U.S.C. (S) 222, and are not intended to constitute a waiver by a Party of any right with regard to protection of the confidentiality of information (whether or not defined as "Confidential Information" for purposes of this Agreement) of the Party or its customers provided by Applicable Law.

    22.12 Without in any way limiting the foregoing provisions of Section 22, each Party shall comply with 47 U.S.C. (S) 222, any implementing rules, regulations, and orders thereunder, and other federal and state rules and regulations addressing Customer Proprietary Network Information ("CPNI") and Carrier Information. A Party shall not access (including, but not limited to, through electronic interfaces and gateways provided under this Agreement), use or disclose CPNI or other customer information unless the Party has obtained any customer authorization required by Applicable Law for such access, use and/or disclosure. By accessing, using or disclosing CPNI or other customer information, a Party represents and warrants that the Party has obtained any customer authorization required by Applicable Law for such access, use or disclosure. A Party accessing, using or disclosing CPNI or other customer information shall upon request by the other Party provide proof of any customer authorization for such access, use or disclosure, required by Applicable Law (including, copies of any written authorization). Without limiting the foregoing provisions of this Section 22, where required by 47 U.S.C. (S) 222, or other provision of Applicable Law, a Party shall obtain a signed letter of authorization from the applicable end user in order to obtain CPNI or other customer information from the other Party.


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     22.13 Each Party ("Auditing Party") shall have the right to audit the other
     Party ("Audited Party"), to ascertain whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party's access to, and use and disclosure of, CPNI and other customer information, which is made available by the Auditing Party to the Audited Party under this Agreement. Any audit conducted under this Section 22.13 shall be conducted in accordance with Section 23, "Audits and Inspections". Any information disclosed by the Audited Party to the Auditing Party or the Auditing Party's employees, Agents or contractors, in an audit conducted under this Section 22.13 shall be considered to be Confidential Information under this Section 22.

     22.14 To the extent permitted by Applicable Law, each Party ("Auditing Party") shall have the right to monitor the access of the other Party ("Audited Party") to CPNI and other customer information which is made available by the Auditing Party to the Audited Party under this Agreement, to ascertain whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party's access to, and use and disclosure of, such CPNI and other customer information. To the extent permitted by Applicable Law, the foregoing right shall include, but not be limited to, the right to electronically monitor the Audited Party's access to and use of CPNI and other customer information which is made available by the Auditing Party to the Audited Party under this Agreement through electronic interfaces or gateways, to ascertain whether the Audited Party is complying with the requirements of Applicable Law and this Agreement with regard to the Audited Party's access to, and use and disclosure of, such CPNI and other customer information.

      22.15 Nothing herein shall be construed as limiting the rights of either Party with respect to its own subscriber information under any Applicable Law, including without limitation Section 222 of the Act.

Section 23. Audits and Examinations

      23.1 As applicable consistent with the provision of the relevant services or functions by a Party under this Agreement, each Party may audit the other Party's books, records and documents for the purpose of evaluating the accuracy of the other Party's bills and performance reports rendered under this Agreement. Such audits may be performed no more than a total of four (4) times in a calendar year nor more often than once every nine
      (9) months for a specific subject matter area; provided, that particular subject matter audits may be conducted more frequently (but no more frequently than once in each calendar quarter) if the immediately prior audit for such area found previously uncorrected net inaccuracies or errors in billing or performance reporting in favor of the audited Party having an aggregate value of at least five percent (5%) of the amounts payable by the auditing Party, or statistics reportable by the audited Party, relating to services provided by the audited Party during the period covered by the audit.



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July 8, 1997                                                              PART A


     23.2 In addition to the audits described in Section 23.1, each Party may audit the other Party's books, records and documents for the purpose of evaluating compliance with CPNI where the audited Party has access to CPNI in the custody of the auditing Party pursuant to this Agreement. Such CPNI audits must be performed in a minimally disruptive fashion, and an audited Party may bring objections to the Commission, if the audits are unnecessarily intrusive and the Parties cannot resolve their disputes. Such CPNI audits may not be performed more frequently than annually; provided, however, that the frequency of CPNI audits may be increased to quarterly if violations of a Party's CPNI obligations exceeds five percent (5%)of the audit sample.

     23.3 The auditing Party may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed on by the Parties; provided, that the auditing Party may require that the audit commence no later than sixty (60) days after the auditing Party has given notice of the audit to the other Party.

     23.4 The audited Party shall promptly correct any error that is revealed in a billing audit, including back-billing of any underpayments and making a refund, in the form of a billing credit, of any over-payments. Such back-billing and refund shall appear on the audited Party's bill no later than the bill for the third full billing cycle after the Parties have agreed upon the accuracy of the audit results.

     23.5 Each Party shall cooperate fully in any audits required hereunder, providing reasonable access to any and all employees, books, records and documents, reasonably necessary to assess the accuracy of the audited Party's bills or performance reports, or compliance with CPNI obligations, as appropriate.

     23.6 Audits shall be performed at the auditing Party's expense, provided that there shall be no charge for reasonable access to the audited Party's employees, books, records and documents necessary to conduct the audits provided for hereunder.

     23.7 Books, records, documents, and other information, disclosed by the audited party to the auditing Party or the Auditing Party's employees, agents or contractors in an audit under this Section 23, shall be deemed to be Confidential Information under Section 22.

     23.8 This Section 23 shall survive expiration or termination of this Agreement for a period of two (2) years after expiration or termination of this Agreement.

Section 24. Dispute Resolution Procedures

     24.1 In the event the Commission retains continuing jurisdiction to implement and enforce the terms and conditions of this Agreement, the Parties agree that any dispute arising out of or relating to this Agreement that the Parties themselves cannot resolve, may be submitted to the Commission for resolution. The Parties agree to seek expedited resolution by the Commission, pursuant to applicable procedures established by the Commission. During the Commission proceeding, each Party shall continue to perform


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     its obligations under this Agreement; provided, however that neither Party shall be required to act in any unlawful fashion. This provision shall not preclude the Parties from seeking relief available in any other forum.

     24.2 The Parties acknowledge that the terms of this Agreement were established pursuant to an order of the Commission. Any and all of the terms of this Agreement may be altered or abrogated by a successful challenge to the Agreement (or to the order approving the Agreement) as permitted by Applicable Law. By signing this Agreement, the Parties do not waive the right to pursue such a challenge.

Section 25. Bona Fide Request Process for Further Unbundling

     25.1 The Parties recognize that, because MCIm plans to maintain a technologically advanced network, it is likely to seek further unbundling of Network Elements or the introduction of new Network Elements. Accordingly, MCIm may request such new unbundled Network Elements or arrangements from time to time by submitting a request in writing ("Bona Fide Request" or "BFR"). Bell Atlantic shall promptly consider and analyze MCIm's submission of a Bona Fide Request that Bell Atlantic provide: (a) a method of Interconnection or access to a Network Element not otherwise provided under this Agreement at the time of such Bona Fide Request; (b) a method of Interconnection or access to a Network Element that is different in quality to that which Bell Atlantic provides to itself, its Affiliates, or its subscribers at the time of such request; (c) Collocation at a location other than a Bell Atlantic Central Office; and (d)such other arrangement, service, or Network Element for which a Bona Fide Request is required under this Agreement. Items (a) through (d) above may be referred to individually as a "BFR Item." The Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. October 19, 1992), Paragraph 259 and Footnote 603 or subsequent orders.

     25.2 A Bona Fide Request shall be submitted in writing and shall contain information required to perform a preliminary analysis of the requested BFR Item. Such information will include a technical description of each BFR Item and reasonable estimates of the number or volume requested, the location(s)of each BFR Item, and the date(s) each BFR Item is desired. MCIm shall submit each BFR via United States Postal Service or private courier, return receipt requested.

     25.3 MCIm may cancel a Bona Fide Request at any time, but shall pay Bell Atlantic's reasonable and demonstrable costs of processing and/or implementing the Bona Fide Request up to the date of cancellation;
     except MCIm shall not be charged for preliminary analysis if costs do not exceed one hundred dollars ($100). Bell Atlantic shall notify MCIm if costs will exceed five thousand dollars ($5,000). Bell Atlantic shall provide MCIm with weekly status reports on the progress of its analysis and shall include the cost of such status reports in the costs of processing the BFR.

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     25.4 Within fifteen (15) business days after its receipt of a Bona Fide
     Request, Bell Atlantic shall provide to MCIm a preliminary analysis of the BFR Item. The preliminary analysis shall respond in one of the following ways:

           25.4.1 confirm that Bell Atlantic will offer the BFR Item and identify the date (no more than ninety (90) days after the date of the preliminary analysis) when Bell Atlantic will deliver a firm price proposal, including service description, pricing and an estimated schedule for availability ("Bona Fide Request Price Proposal");

           25.4.2 provide a detailed explanation that such BFR Item is not technically feasible and/or that the BFR Item does not qualify as one that is required to be provided under the Act;

           25.4.3 inform MCIm that Bell Atlantic must do laboratory testing to determine whether the BFR Item is technically feasible;

           25.4.4 inform MCIm that Bell Atlantic must do field testing to determine whether the BFR Item is technically feasible;

           25.4.5 inform MCIm that it is necessary for the Parties to undertake a joint technical/operational field test in order to determine both technical feasibility and operational cost impacts of the BFR Item; or

           25.4.6 request face-to-face meetings between technical representatives of both Parties to further explain the BFR Item. No later than five (5) business days following such meetings, Bell Atlantic will provide a preliminary analysis in one of the ways identified in Sections 25.4.1 through 25.4.5. Both Parties shall make reasonable efforts to schedule such meetings as expeditiously as possible.

     25.5 Within ten (10) business days after receiving Bell Atlantic's preliminary analysis from Section 25.4.3, 25.4.4, or 25.4.5, MCIm shall:

           25.5.1 in the case of Sections 25.4.3 or 25.4.4, (i) negotiate a mutually agreeable, reasonably expeditious schedule for Bell Atlantic's testing, (ii) a mutually agreeable date (no more than ninety (90) days after the testing has shown the BFR Item is technically feasible) when Bell Atlantic will deliver a Bona Fide Request Price Proposal, and (iii) a mutually agreeable arrangement for sharing the testing costs; or

           25.5.2 in the case of Section 25.4.5, (i) negotiate a mutually agreeable, reasonably expeditious schedule for joint technical/operational field testing, (ii) a mutually agreeable date (no more than 90 days after the testing has shown the BFR Item is technically feasible) when Bell Atlantic will deliver a Bona Fide Request Price Proposal, and a mutually agreeable arrangement for sharing the testing costs.


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July 8, 1997                                                            PART A


     25.6 In handling a Bona Fide Request pursuant to Section 25.4, Bell Atlantic shall, to the extent possible, utilize information from previously developed Bona Fide Requests in order to shorten its response times. MCIm may take advantage of previously canceled BFR work performed by Bell Atlantic on the same BFR Item or a substantially similar BFR Item, to the extent applicable.

     25.7 Within ten (10) business days after receiving Bell Atlantic's preliminary analysis from Section 25.4.1, MCIm shall:

          25.7.1 accept Bell Atlantic's date to deliver a Bona Fide Request Price Proposal;

          25.7.2 negotiate as expeditiously as possible a different date for Bell Atlantic to deliver a Bona Fide Request Price Proposal; or

          25.7.3 cancel the Bona Fide Request.

     25.8 Unless the Parties otherwise agree, a BFR Item shall be priced in accordance with Section 252(d)(1)of the Act and any applicable FCC or Commission rules, regulations, or orders. Consistent with Applicable Law, the price for each BFR Item shall include the reasonable and demonstrable costs incurred by Bell Atlantic in responding to the BFR, to the extent that Bell Atlantic has not previously been reimbursed for such costs.

     25.9 Within ninety (90) days after its receipt of the Bona Fide Request Price Proposal, MCIm must either place an order for such BFR Item pursuant to the Bona Fide Request Price Proposal or, if it believes such Bona Fide Request Price Proposal is inconsistent with the requirements of the Act, seek arbitration by the Commission, including the use of any available expedited procedures. If, within ninety (90)days after its receipt of the Bona Fide Request Price Proposal, MCIm fails to confirm an order for such BFR Item or seek arbitration by the Commission, Bell Atlantic may treat the Bona Fide Request as canceled by MCIm. If within ninety (90) days after issuance of a Commission order finding that a Bona Fide Request Price Proposal is consistent with the requirements of the Act, MCIm fails to place an order for such BFR Item, Bell Atlantic may treat the Bona Fide Request as canceled by MCIm.

     25.10 If a Party to a Bona Fide Request believes that the other Party is not requesting, or negotiating, or processing the Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with Section 251 of the Act, such Party may seek mediation or arbitration by the Commission, including the use of any available expedited procedures, after giving the other Party written notice at least ten (10) days in advance.

Section 26. Branding

     26.1 In all cases in which a Party has control over handling of services provided to customers of the other Party using services procured under this Agreement, the Party so


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July 8, 1997                                                             PART A


   handling such services shall brand them at the points of subscriber contact as set forth in Attachment VIII.

   26.2 When Bell Atlantic technicians (including Bell Atlantic contractor technicians) have contact with a customer during a premise visit on behalf of MCIm, the Bell Atlantic technicians shall identify themselves as Bell Atlantic employees (or Bell Atlantic contractor employees) performing services on behalf of MCIm. When a Bell Atlantic technician leaves a status card during a premise visit on behalf of MCIm, the card will be a standard card used for other local service providers'customers, will be in substantially the form set forth in Exhibit A of this Part A, and will include the name and telephone number of each local service provider that elects to be listed on the card and agrees to compensate Bell Atlantic for that provider's share of Bell Atlantic's cost of printing and distributing the card. The Bell Atlantic technicians shall not leave any promotional or marketing literature for or otherwise market Bell Atlantic Telecommunications Services to the MCIm customer during a premise visit on behalf of MCIm, but may provide a telephone number for Bell Atlantic's customer service or sales department, in response to customer query about Bell Atlantic services.

   26.3 This Section 26 shall not confer on either Party any rights to the service marks, trademarks and trade names owned by or used in connection with services by the either Party or its Affiliates, except as expressly permitted by this Section 26.

Section 27. Taxes

   27.1 With respect to any purchase of services under this Agreement, if any Federal, state or local government tax, fee, duty, surcharge (including, but not limited to, any 911, telecommunications relay service, or universal service fund surcharge), or other tax-like charge (a "Tax") is required or permitted by Applicable Law to be collected from a Purchasing Party by the Providing Party, then: (i) the Providing Party shall bill the Purchasing Party for such Tax; (ii) the Purchasing Party shall timely remit such Tax to the Providing Party; and (iii) the Providing Party shall remit such collected Tax to the applicable taxing authority.

   27.2 With respect to any purchase of services under this Agreement, if any Tax is imposed by Applicable Law on the receipts of the Providing Party, which Applicable Law permits the Providing Party to exclude certain receipts received from sales of services for resale by the Purchasing Party, such exclusion being based solely on the fact that the Purchasing Party is also subject to a tax based upon receipts ("Receipts Tax"), then the Purchasing Party (i) shall provide the Providing Party with notice in writing in accordance with Section 27.7 of its intent to pay the Receipts Tax, and (ii) shall timely pay the Receipts Tax to the applicable taxing authority.

   27.3 With respect to any purchase of services under this Agreement, that are resold by the Purchasing Party to a subscriber of the Purchasing Party, if any Tax is imposed by Applicable Law on the subscriber of the Purchasing Party in connection with its purchase


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     of the resold Offered Services which the Purchasing Party is required to impose and/or collect from the subscriber, then the Purchasing Party
     (i) shall impose and/or collect such Tax from the subscriber, and (ii)shall timely remit such Tax to the applicable taxing authority.

          27.3.1 If the Providing Party has not received an exemption certificate from the Purchasing Party and fails to collect any Tax as required by Section 27.1, then, as between the Providing Party and the Purchasing Party, (i) the Purchasing Party shall remain liable for such uncollected Tax, and (ii) the Providing Party shall be liable for any interest and/or penalty assessed on the uncollected Tax by the applicable taxing authority.

          27.3.2 If the Providing Party properly bills the Purchasing Party for any Tax but the Purchasing Party fails to remit the Tax to the Providing Party as required by Section 27.1, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for such uncollected Tax and any interest and/or penalty assessed on the uncollected Tax by the applicable taxing authority. The Providing Party shall give timely notice to the Purchasing Party if any proposed assessment of Taxes, interest or penalties by the applicable taxing authority so as to afford the Purchasing Party an opportunity to cure any defect or inadequacy with its exemption certificate before assessment of any additional Taxes, interest or penalties is made by the taxing authority.

          27.3.3 If the Providing Party does not collect a Tax because the Purchasing Party has provided the Providing Party with an exemption certificate which is later found to be inadequate by the applicable taxing authority, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for such uncollected Tax and any interest and/or penalty assessed on the uncollected Tax by the applicable taxing authority.

          27.3.4 Except as provided in Section 27.3.5, if the Purchasing Party fails to pay the Receipts Tax as required by Section 27.2, then, as between the Providing Party and the Purchasing Party, (i) the Providing Party shall be liable for any Tax imposed on the Providing Party's receipts, and (b) the Purchasing Party shall be liable for any Tax imposed on the Purchasing Party's receipts and any interest and/or penalty assessed by the applicable taxing authority on either the Purchasing Party or the Providing Party with respect to the Tax on the Providing Party's receipts.

          27.3.5 If any discount or portion of a discount in price provided to the Purchasing Party under this Agreement (including, but not limited to, the discount provided for in Attachment I) represents Tax savings to the Providing Party which it was assumed the Providing Party would receive, because it was anticipated that receipts from sales of services (that would otherwise be subject to a Tax on such receipts) could be excluded from such Tax under Applicable Law, because the


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

July 8, 1997                                                            PART A


         services would be sold to a Telecommunications Services provider, and the Providing Party is, in fact, required by Applicable Law to pay such Tax on receipts from sales of services to the Purchasing Party, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for any such Tax and any interest and/or penalty assessed by the applicable taxing authority on either the Purchasing Party or the Providing Party with respect to the Tax on the Providing Party's receipts.

         27.3.6 With respect to any Tax imposed on subscribers of the Purchasing Party that the Purchasing Party is required to collect, as between the Providing Party and the Purchasing Party, the Purchasing Party shall remain liable for such Tax and any interest and/or penalty assessed on such Tax by the applicable taxing authority.

    27.4 If either Party is audited by a taxing authority, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

    27.5 If Applicable Law clearly exempts a purchase of services under this Agreement from a Tax, and if such Applicable Law also provides an exemption procedure, such as an exemption certificate requirement, then, if the Purchasing Party complies with such procedure, the Providing Party shall not collect such Tax during the effective period of the exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with Section 27.7.

    27.6 If Applicable Law appears to exempt a purchase of services under this Agreement from a Tax, but does not also provide an exemption procedure, then the Providing Party shall not collect such Tax if the Purchasing Party
    (i) furnishes the Providing Party with a letter signed by an officer of the Purchasing Party requesting an exemption and citing the provision in the Applicable Law which appears to allow such exemption, and (ii) supplies the Providing Party with an indemnification agreement, reasonably acceptable to the Providing Party, which holds the Providing Party harmless on an after-tax basis with respect to forbearing to collect such Tax.

    27.7 All notices, affidavits, exemption certificates or other communications required or permitted to be given by either Party to the other under this
    Section 27, shall be made in writing and shall be delivered personally or sent by prepaid overnight express service, and sent to the addresses stated in Section 14 and to the following:

          To Bell Atlantic:  Tax Administration
                             Bell Atlantic Network Services, Inc.
                             1717 Arch Street, 30th Floor
                             Philadelphia, PA 19103



MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA            PART A-28

July 8, 1997                                                            PART A


          To MCIm:       MCI Carrier Group
                         MCI Telecommunications Corporation
                         1133 19th Street, NW
                         Washington, DC 20036

     Either Party may from time-to-time designate another address or addressee by giving notice in accordance with the terms of this Section 27.7. Any notice or other communication shall be deemed to be given when received.

Section 28. Responsibility for Environmental Contamination

     28.1 MCIm shall in no event be liable to Bell Atlantic for any costs whatsoever resulting from a violation of a federal, state or local environmental law by Bell Atlantic, its contractors or agents arising out of this Agreement (a "Bell Atlantic Environmental Violation"). Bell Atlantic shall, at MCIm's request, indemnify, defend, and hold harmless MCIm, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys fees) that are caused by a Bell Atlantic Environmental Violation.

     28.2 Bell Atlantic shall in no event be liable to MCIm for any costs whatsoever resulting from a violation of a federal, state or local environmental law by MCIm, its contractors or agents arising out of this Agreement (an "MCIm Environmental Violation"). MCIm shall, at Bell Atlantic's request, indemnify, defend, and hold harmless Bell Atlantic, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys fees)that are caused by an MCIm Environmental Violation.

     28.3 In the event any suspect materials within Bell Atlantic-owned, operated or leased facilities are identified to be asbestos-containing, MCIm will ensure that to the extent any activities which it undertakes in the facility disturb such suspect materials, such MCIm activities will be in accordance with applicable local, state and federal environmental and health and safety statutes and regulations. Except for abatement activities undertaken by MCIm or equipment placement activities that result in the generation or placement of asbestos containing material, MCIm shall not have any responsibility for managing, nor be the owner of, not have any liability for, or in connection with, any asbestos containing material at Bell Atlantic-owned, operated or leased facilities. Bell Atlantic agrees to immediately notify MCIm if Bell Atlantic undertakes any asbestos control or asbestos abatement activities that potentially could affect MCIm equipment or operations, including, but not limited to, contamination of equipment.

Section 29. Facilities

     29.1 A providing Party or its suppliers shall retain all right, title and interest in, and ownership of, all facilities, equipment, software, and wiring, used to provide the


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July 8, 1997                                                             PART A


     providing Party's services. During the period in which services are provided, the providing Party shall have access at all reasonable times to the purchasing Party's and the purchasing Party's customers' locations for the purpose of installing, maintaining, repairing, and inspecting all facilities, equipment, software, and wiring, used to provide the services. At the conclusion of the period in which services are provided, the providing Party shall have access at the purchasing Party's and the purchasing Party's customers' locations at all reasonable times to remove all facilities, equipment, software, and wiring used to provide the services. The purchasing Party shall, at the purchasing Party's expense, obtain any rights and authorizations necessary for such access.

     29.2 Except as otherwise stated in this Agreement or agreed to in writing by a providing Party, a providing Party shall not be responsible for the installation, maintenance, repair or inspection, of facilities, equipment, software, or wiring furnished by the purchasing Party or the purchasing Party's customers for use with the providing Party's services.

Section 30. Option to Obtain Services Under Other Agreements

     30.1 In accordance with the requirements of 47 U.S.C. (S) 252(i), each Party shall, upon written request by the other Party, make available to the requesting Party any interconnection, service, or network element provided under an agreement with a third party, and which is approved by the Commission pursuant to 47 U.S.C. (S) 252, upon the same terms and conditions (including prices) provided in the agreement with the third party. This Agreement shall thereafter be amended to incorporate the terms and conditions (including prices) from the third party agreement applicable to the interconnection, service, or network element that the requesting Party has elected to purchase pursuant to the terms and conditions of the third party agreement. The amended rates, terms and conditions from the third party agreement shall be effective upon: (i) amendment by the Parties, or (ii) sixty (60) days after the date of written request, whichever is earlier.

     30.2 To the extent the exercise of the foregoing option requires a rearrangement of facilities by the providing Party, the requesting Party shall be liable for the non-recurring charges associated therewith, as well as for any termination charges, if any, associated with the termination of existing facilities or services.

Section 31. Other Services

     31.1 This Agreement applies only to "services" as defined in this Agreement. To the extent that services subscribed to under this Agreement by a purchasing Party are interconnected to or used with other services, facilities, equipment, software, or wiring, provided by the providing Party or by other persons, such other services, facilities, equipment, software, or wiring, shall not be construed to be provided under this Agreement. Any providing Party services, facilities, equipment, software, or wiring, to be used by the purchasing Party which are not subscribed to by the purchasing Party



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July 8, 1997                                                            PART A


under this Agreement must be subscribed to by the purchasing Party separately, pursuant to other written agreements (including, but not limited to, applicable providing Party Tariffs).

     31.2 Without in any way limiting Section 31.1, the Parties agree that this Agreement does not apply to the following Bell Atlantic services and products: Bell Atlantic Answer Call, Bell Atlantic Answer Call Plus, Bell Atlantic Basic Mailbox, Bell Atlantic Voice Mail, and other Bell Atlantic voice mail and voice messaging services; Bell Atlantic Optional Wire Maintenance Plan, Bell Atlantic Guardian Enhanced Maintenance Service, Bell Atlantic Sentry I Enhanced Maintenance Service, Bell Atlantic Sentry II Enhanced Maintenance Service, Bell Atlantic Sentry III Enhanced Maintenance Service, and other inside wire maintenance services; customer premises equipment; Telephone Directory advertisements (except as stated in Attachment VIII); and any service that incorporates the payphone station equipment.

     31.3 Without in any way limiting Section 31.1 or Section 31.2, the Parties also agree that this Agreement does not apply to the installation, maintenance, repair, inspection, or use of any facilities, equipment, software, or wiring, located on the purchasing Party's side of the Network Rate Demarcation Point applicable to the purchasing Party and does not grant to the purchasing Party a right to installation, maintenance, repair, inspection, or use, of any such facilities, equipment, software, or wiring. Installation, maintenance, repair, inspection, or use of facilities, equipment, software, or wiring, located on the purchasing Party's side of the Network Rate Demarcation Point applicable to the purchasing Party must be contracted for by the purchasing Party separately, pursuant to other written agreements, at rates stated in such other written agreements.

Section 32. Provision and Use of Services

     32.1 A Party may fulfill its obligations under this Agreement itself or may cause an Affiliate of the Party to take the action necessary to fulfill the Party's obligations; provided that a Party's use of an Affiliate to perform this Agreement shall not release the Party from any liability or duty to fulfill its obligations under this Agreement.

     32.2 Except as otherwise expressly stated in this Agreement, each Party, at its own expense, shall be responsible for obtaining from governmental authorities, property owners, other Telecommunications Carriers, and any other persons or entities, all rights and privileges (including, but not limited to, Rights of Way, space and power), which are necessary for the Party to provide its services pursuant to this Agreement.

     32.3 Except as otherwise provided in this Agreement, this Agreement does not prevent a purchasing Party from using the services provided by a providing Party pursuant to this Agreement in connection with other technically compatible services provided by the providing Party pursuant to this Agreement or with any services provided by the purchasing Party or a third party, provided, however, that unless otherwise provided herein, interconnection services, call transport and termination services, and unbundled


  MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT -  PENNSYLVANIA        PART A-31
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July 8, 1997                                                          PART A


 Network Elements shall be available under the terms and conditions (including prices) set forth in this Agreement and shall be used by the purchasing Party solely for purposes consistent with obligations set forth in the Act and any rules, regulations or orders thereunder.

Section 33. Selection of IntraLATA Telecommunications Service Provider

     33.1 The Parties agree to apply the principles and procedures set forth in Sections 64.1100 and 64.1150 of the FCC Rules, 47 C.F.R. (S)(S) 64.1100 and 64.1150, to the process for end user selection of an IntraLATA Telecommunications Service provider; provided that if the FCC or the Commission adopts rules governing the process for end user selection of an IntraLATA Telecommunications Service provider, the Parties shall apply such rules rather than the principles and procedures set forth in (S)(S) 64.1100 and 64.1150.

     33.2 In the event a Party ("Requesting Party")which requests the other Party to change an end user's Telecommunications Service (including, but not limited to, an end user's selection of an IntraLATA Telecommunications Service provider): (a) fails to provide documentary evidence of the end user's IntraLATA Telecommunications Service provider selection upon request; or (b) requests changes in the end user's Telecommunications Service without having obtained authorization for such change from the end user pursuant to the principles and procedures set forth in Sections
     64.1100 and 64.1150 or other applicable FCC or Commission rules, the Requesting Party shall indemnify, defend and hold harmless the other Party for any resulting Claims. In addition, the Requesting Party shall be liable to the other Party for all charges that would be applicable to the end user for the initial change in the end user's Telecommunications Service and any charges for restoring the end user's Telecommunications Service to its end user authorized condition, including to the appropriate IntraLATA Telecommunications Service provider.

     33.3 A Providing Party shall not require the Purchasing Party to produce a letter of authorization, disconnect order, or other writing, from the Purchasing Party's subscriber as a pre-condition to processing an Order from the Purchasing Party.

Section 34. Service Standards

     34.1 Bell Atlantic shall provide service to MCIm at a level of performance that Bell Atlantic is required by Applicable Law (including 47 U.S.C. (S)
     251)to meet in providing service to MCIm.

     34.2 Bell Atlantic shall offer premium service (services provided at a higher level than that required by Section 34.1) to MCIm, if MCIm requests premium service in accordance with Section 25 and MCIm compensates Bell Atlantic for the incremental cost of providing such premium service.



MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA          PART A-32
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July 8, 1997                                                             PART A


     34.3 Upon MCIm's request, Bell Atlantic shall provide to MCIm reports on all material measures of service Parity. MCIm may request a report on all measures that are reasonably related to establishing the Parity level and whether MCIm is receiving services at Parity. Such reports shall indicate for each material measure the service and performance level provided by Bell Atlantic to itself, its Affiliates, MCIm, and other CLECs. The reports required by this Section 34 are identified in Attachment X of this Agreement.

     34.4 To the extent Bell Atlantic through its Tariffs provides credits for substandard performance, Bell Atlantic shall provide MCIm such credits for substandard performance of services provided under this Agreement.

     34.5 Pursuant to Section 23 of this Part A, MCIm shall have the right, at its expense, to conduct reasonable audits or other verifications of information and reports provided by Bell Atlantic under this Section 34.

Section 35. Subcontracting

     35.1 If any obligation under this Agreement is performed through a subcontractor, the subcontracting Party shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through the subcontractor. The subcontracting Party shall be solely responsible for payments due its subcontractors. No subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement.

Section 36. Amendments and Modifications

     36.1 No provision of this Agreement shall be deemed waived, amended or modified by either Party unless such a waiver, amendment or modification is in writing, dated, and signed by both Parties.

Section 37. Severability

     37.1 If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement (unless such construction would be unreasonable), and the Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party construed and enforced accordingly.



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

July 8, 1997                                                            PART A


Section 38. Headings Not Controlling

     38.1 The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

Section 39. Entire Agreement

     39.1 This Agreement constitutes the entire agreement between the Parties on the subject matter hereof, and supersedes any prior or contemporaneous agreement, understanding, or representation on the subject matter hereof. Except as otherwise provided in this Agreement, the terms in this Agreement may not be waived or modified except by a written document which is signed by the Parties.

Section 40. Counterparts

     40.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

Section 41. Successors and Assigns

     41.1 This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

Section 42. Good Faith Performance

     42.1 In the performance of their obligations under this Agreement, the Parties shall cooperate fully and act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement), such action shall not be unreasonably delayed, withheld or conditioned.

Section 43. Joint Work Product

     43.1 This Agreement is the joint work product of the representatives of the Parties. For convenience, this Agreement has been drafted in final form by one of the Parties. Accordingly, in the event of ambiguities, no inferences shall be drawn against either Party solely on the basis of authorship of this Agreement.


MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA           PART A-34

July 8, 1997                                                           PART A

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives.

MCImetro Access Transmission               Bell Atlantic  Pennsylvania, Inc.
Services, Inc.


By: /s/ Dennis J. Kerr                     By:
   --------------------------                 -----------------------------

Name: Dennis J. Kerr                       Name:
     ------------------------                   ---------------------------

Title: Vice President                      Title:
      -----------------------                    --------------------------

Date: 7/7/97                                Date:
     ------------------------                    --------------------------



MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA        PART A-35

July 8, 1997                                                           PART A

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives.


MCImetro Access Transmission                Bell Atlantic-Pennsylvania, Inc.
Services, Inc.
                                                Daniel J. Whelan
By:___________________________              By:_____________________________

Name:                                       Name: Daniel J. Whelan
     _________________________                   ___________________________

Title:                                      Title: President and CEO
      ________________________                    __________________________

Date:                                       Date: 7/8/97
     _________________________                   ___________________________


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

July 8, 1997                                                    ATTACHMENT II


                               TABLE OF CONTENTS
                               -----------------

                                 Attachment II
                                 LOCAL RESALE

      Section 1. Telecommunications Services Provided for Resale        II-1
      Section 2. General Terms and Conditions for Resale                II-1
      Section 3. Service Functions                                      II-4




MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA              II-i

July 8, 1997                                                    ATTACHMENT II


                                 ATTACHMENT II

                                 LOCAL RESALE

Section 1. Telecommunications Services Provided for Resale

  1.1 In accordance with and subject to the requirements of Applicable Law, Bell Atlantic shall make available to MCIm for resale any Telecommunications Service that Bell Atlantic currently provides or may offer hereafter, including the service functions described in Section 3 below. Such Telecommunications Services and service functions are collectively referred to as "Local Resale."

  1.2 To the extent that this Attachment describes services which Bell Atlantic shall make available to MCIm for resale pursuant to this Agreement, this list of services is neither all inclusive nor exclusive. All Telecommunications Services which are to be offered for resale are subject to the terms herein.

  1.3 Bell Atlantic shall make all of its Telecommunications Services available for resale to MCIm on terms and conditions that are reasonable and Non-Discriminatory.

  1.4 Bell Atlantic will provide services to MCIm for resale that are equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that Bell Atlantic provides itself, including end users. To the extent applicable, Bell Atlantic shall also conform to the specific requirements of Attachment VIII.

  1.5 The specific business process requirements and systems interface requirements are set forth in Attachment VIII.

  1.6 Notwithstanding any other provision of this Attachment II, Bell Atlantic shall be entitled to change its Telecommunications Services offerings, subject to the notice provisions of Attachment VIII, Section 1.

  1.7 MCIm acknowledges that it has a duty under Section 25 l(b)(1)of the Act not to prohibit, and not to impose unreasonable and discriminatory conditions or limitations on the resale of its Telecommunications Services. MCIm will develop its services with the knowledge that when they are available, Bell Atlantic may request negotiations with MCIm for the resale of such services. MCIm will negotiate in good faith the terms and conditions necessary for Bell Atlantic to purchase such services for resale from MCIm.

  Section 2. General Terms and Conditions for Resale

   2.1 Pricing. The prices regarding Local Resale are set forth in Attachment I of this Agreement.

MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA                 II-1

July 8, 1997                                                      ATTACHMENT II


     2.2 Restrictions on Resale

         2.2.1 Local Resale services may be purchased by MCIm under this Agreement solely for the purpose of resale by MCIm. Local services to be purchased for other purposes (including, but not limited to, MCIm's own use) must be purchased pursuant to separate written agreements, including, but not limited to, applicable Tariffs of Bell Atlantic. MCIm may purchase Local Resale services under this Agreement for resale to its Affiliates if MCIm resells such services as a Telecommunications Carrier pursuant to terms and conditions that comply with all applicable Commission rules, including non-discrimination rules.

         2.2.2 MCIm shall not resell Bell Atlantic's residential Local Resale services to customers who are ineligible to subscribe to such Local Resale services from Bell Atlantic.

         2.2.3 MCIm shall not resell Lifeline or any other means-tested service offerings to customers not eligible to subscribe to such service offerings from Bell Atlantic.

         2.2.4 MCIm shall not resell grandfathered Local Resale services to customers who are ineligible to subscribe to such Local Resale services from Bell Atlantic.

         2.2.5 The Parties agree to negotiate the applicability of any category-to-category restriction on the resale of Bell Atlantic's Local Resale services that may be offered by Bell Atlantic in the future. If the Parties are unable to reach agreement, the Parties will submit the dispute to the Commission under the dispute resolution procedures of Part A, Section 24 (Dispute Resolution Procedures), and Bell Atlantic shall bear the burden of proving that the category-to-category restriction is reasonable and nondiscriminatory.

     2.3 Requirements for Specific Services

         2.3.1 CENTREX Requirements

               2.3.1.l MCIm may purchase CENTREX features (including system management, call forwarding, digital facility termination and
               ARS), in accordance with applicable Tariffs.

               2.3.1.2 All service levels and features of CENTREX service provided by Bell Atlantic for resale by MCIm shall conform to Bell Atlantic's prevailing service requirements and be at Parity with the service and features provided to its end user customers.

               2.3.1.3 MCIm may aggregate multiple MCIm subscribers on dedicated access facilities. Any aggregation of multiple location subscribers may have the effect of changing the retail CENTREX service offered under


MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA               II-2

July 8, 1997                                                     ATTACHMENT II


               applicable Tariff, in which case MCIm must purchase the appropriate tariffed service or, if such changed service is not available under Tariff, the Parties shall attempt to negotiate a separate agreement for such service.

          2.3.2 Federal and State Programs

          When a Bell Atlantic subscriber eligible for the Voluntary Federal Subscriber Financial Assistance Program or other similar state programs, including Life Line and Link-Up services, chooses to obtain Local Resale from MCIm, MCIm shall be responsible for obtaining the necessary information for its records regarding such subscriber's eligibility.

         2.3.3 Grandfathered Services. Bell Atlantic shall offer for resale to MCIm all grandfathered services eligible for resale hereunder. For purposes of this Agreement, a grandfathered service is a service that Bell Atlantic offers to continue for existing retail subscribers of that service, but not to new subscribers.

         2.3.4 N11 Service. Bell Atlantic agrees to offer for resale to MCIm any N11 Telecommunications Service it offers under Tariff.

         2.3.5 Contract Service Arrangements, Special Arrangements, and Promotions. Bell Atlantic shall offer for resale Telecommunications Services, including but not limited to contract service arrangements, special arrangements, and promotions, as required by Applicable Law.

         2.3.6 Inside Wire Maintenance Service. [RESERVED]

         2.3.7 Voice Mail Service

               2.3.7.1 [RESERVED]

               2.3.7.2 Bell Atlantic shall make available SMDI-E (Station Message Desk Interface-Enhanced) features where available, or SMDI (Station Message Desk Interface) features where SMDI-E is not available. Bell Atlantic shall make available the MWI (Message Waiting Indicator), stutter dialtone, and message waiting light feature capabilities. Bell Atlantic shall make available CF-B/DA (Call Forward on Busy/Don't Answer), CF/B (Call Forward on Busy), and CF/DA (Call Forward/Don't Answer) feature capabilities allowing for voice mail services.

         2.3.8 Hospitality Service

               2.3.8.1 Bell Atlantic shall provide all blocking, screening, and all other applicable functions available for hospitality (e.g., hospitals, hotels and the like) lines, pursuant to Tariff.


MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA               II-3

July 8, 1997                                                      ATTACHMENT II


          2.3.9 Telephone Line Number Calling Cards. Bell Atlantic shall maintain customer information for MCIm customers who subscribe to resold Bell Atlantic Local Service residential or business dial tone lines in Bell Atlantic's Line Information Database ("LIDB")in the same manner that it maintains information in LIDB on its own similarly situated end user customers. Bell Atlantic shall update and maintain, on the same schedule that it uses for its own similarly situated end user customers, the MCIm customer information in LIDB.

Section 3. Service Functions

    3.1 When Bell Atlantic converts one of its subscribers to MCIm's service, Bell Atlantic shall inform MCIm, to the extent such information is available through Bell Atlantic's electronic interfaces for CLECs, whether such subscriber is currently participating in any program of reduced or exempt charges, including those for the indigent, the handicapped, governmental bodies and public institutions.

    3.2 Each Party will work cooperatively with the other Party with respect to practices and procedures for handling of law enforcement and service annoyance calls.

    3.3 The Parties will cooperate in the development of an industry standard of "700" number test lines.




MCIm-BELL ATLANTIC INTERCONNECTION AGREEMENT - PENNSYLVANIA               II-4